Exhibit 10.31

FOURTH AMENDMENT OF ESI 401(k) PLAN

This Fourth Amendment of ESI 401(k) Plan (the “Plan”) is adopted by ITT Educational Services, Inc. (the “Employer”).

Background

A.	Effective January 1, 2012, the Employer amended and completely restated the Plan.

B.	The Plan was amended by First, Second and Third Amendments.

C.	The Employer now wishes to amend the Plan further.

Amendment

Effective January 1, 2015, the Plan is amended as follows:

1.	Section 2.51 of the Plan is amended to read as follows:

2.51	“Retirement Contribution Account” shall mean that portion of the Trust Fund that, with respect to any Member or Deferred Member is attributable to (i) any Retirement Contributions, (ii) any contributions and investment earnings thereon to the extent such amounts were attributable to company contributions other than matching contributions made on his or her behalf on or after October 1, 1996, and transferred to the Trust Fund from the ITT Plan pursuant to Section 14.4, and (iii) any investment earnings and gains or losses on any of the aforementioned amounts.

2.	Section 9.2 of the Plan is amended to read as follows:

9.2	Non-Hardship Withdrawal Prior to Age 59 1⁄2. A Member who has not yet reached age 59 1⁄2 as of the date of his or her withdrawal request may elect, subject to Section 9.1, to withdraw from his or her Accounts in the following order:

(a)	all or part of his or her After-Tax Investment Account;

(b)	all or part of his or her Rollover Account:

(c)	all or part of his or her ESOP Account;

(d)	all or part of his or her ITT Floor Contributions Account;

(e)	all or part of his or her Company Matching Contribution Account attributable to vested amounts contributed to (1) the Pre-Distribution ITT Plan before 1990 or (2) the ITT Plan prior to October 1, 1996;

(f)	all or part of his or her Retirement Contribution Account.

3.	Section 9.8 of the Plan is amended to read as follows:

9.8	Retirement Contribution Account. A Member’s Retirement Contribution Account is not available for distribution or withdrawal prior to a Member’s Termination of Employment. Effective January 1, 2015, a Member’s Retirement Contribution Account is available for distribution and withdrawal prior to a Member’s Termination of Employment, as described in Section 9.2.

This Fourth Amendment of ESI 401(k) Plan (2012 Restatement) is executed this 7th day of December, 2015.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ Erica Bisch
(Signature)

Erica Bisch
(Printed)

Vice President, Human Resources
(Title)

ATTEST:

/s/ Jenny Yonce
(Signature)

Jenny Yonce
(Printed)

Mgr, Benefits & HRIS
(Title)